Page 18
                                                          Exhibit 10(iii)A(1)(b)

                                 AMENDMENT NO. 4
                                     TO THE
                   SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVES
                                       OF
                        NATIONAL SERVICE INDUSTRIES, INC.

         THIS AMENDMENT made as of the   1st  day of December, 1996 by NATIONAL
SERVICE INDUSTRIES, INC., a Delaware corporation ("NSI");

                                   WITNESSETH

         WHEREAS, NSI previously established the Supplemental Retirement Plan for Executives of National Service Industries, Inc. ("Plan") for the exclusive benefit of its eligible executives and their beneficiaries; and

         WHEREAS, NSI desires to amend the Plan to clarify the benefits payable upon the death of a participating executive;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Article IV is hereby amended by deleting the present provision in its entirety and substituting the following in lieu thereof:

                                   "ARTICLE IV

                                 DEATH BENEFITS

                  The  Death   Benefits   payable   following  the  death  of  a
                  Participant shall be determined as follows:

                           (a) Death Prior to Eligibility  for Early  Retirement
                  or Normal Retirement: No death benefit is provided under this Plan for Participants who die prior to completing the eligibility requirements for Early Retirement or Normal Retirement.

                           (b) Death After Attaining Eligibility for Early Retirement or Normal Retirement: If a Participant dies while
                  employed  by  the  Company  or  an  Adopting   Employer  after
                  completing the eligibility requirements for Early Retirement or Normal Retirement, the Participant's designated beneficiary shall be paid the amount which would have been payable to the Participant under this Plan had the Participant retired immediately  prior  to the  moment  of his  death,  with  such
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                                                                         Page 19
                                                          Exhibit 10(iii)A(1)(b)

                  payments commencing on the first day of the month following the date of death of the Participant. The Participant's beneficiary shall receive the 120 monthly payments under the normal form of pension payment (as described in Section 3.7) and the payments shall cease after such 120 monthly payments have been made. In computing the amount payable under this Plan, the Actuarial Equivalent of any Group Term Life Insurance benefits (Policy No. 8800-1(52) or its replacement) payable as a result of the Participant's death while covered under Pension Plan C shall be deemed to have been paid as a death benefit from Pension Plan C. If the Participant terminates employment after satisfying the requirements for Early Retirement but delays commencement of his Pension, he shall be covered by the death benefit provisions of this subsection (b) until his Pension payments commence."

                                       2.

         This Amendment No. 4 shall be effective as of the date hereof. Except as hereby modified, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, NSI has caused this Amendment No. 4 to be executed by its duly authorized corporate officers as of the date and year first above written.

                                          NATIONAL SERVICE INDUSTRIES, INC.



                                          By: /S/ DAVID LEVY

ATTEST:



By:/S/ KEN MURPHY